Exhibit 99.2
HeartWare Reports Additional Data from Bridge-to-Transplant
Clinical Trial and Continued Access Patients
— Survival rates of 94% at Six Months for Continued Access Patients Equals
Results from Bridge-to-Transplant Patient Population —
— Webcast Investor Breakout Session Today at 7:00 p.m. U.S. Pacific Time —
Framingham, Mass. and Sydney, Australia, April 15, 2011— HeartWare International, Inc. (NASDAQ: HTWR; ASX: HIN), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced the presentation of updated data from its pivotal bridge to heart transplantation (BTT) study, ADVANCE, showing 180-day survival, using Kaplan-Meier analysis, for a combined 250 investigational device patients in the original study and the continued access cohort patients was 94 percent.
Results presented today at The International Society of Heart and Lung Transplantation (ISHLT) 31st Annual Meeting and Scientific Sessions in San Diego aggregated data from the 140 patients in HeartWare’s ADVANCE clinical trial and an additional 110 patients from Continued Access Protocol (CAP) allotments granted by the Food and Drug Administration (FDA) in the past year. The ADVANCE clinical trial is an FDA approved IDE study designed to evaluate the HeartWare® Ventricular Assist System as a bridge to heart transplantation for patients with end-stage heart failure.
“Data generated from the CAP patient population confirmed that implantation of the investigational device was associated with a consistently high probability of survival at 180 days, just as we have observed in the ADVANCE study,” said Mark Slaughter, M.D., the co-principal investigator for ADVANCE, and Professor and Chief in the Division of Thoracic and Cardiovascular Surgery and Director of the Mechanical Assist Device and Heart Transplant Program at the University of Louisville. “The adverse event profile from the CAP data was consistent with the very positive rates demonstrated in the ADVANCE trial, with particularly low observed rates of bleeding and infection.
“Building on the experience from ADVANCE, the largest BTT study conducted to date, the CAP data has added to our understanding of implantation techniques and post-operative care that appear to impact patient outcomes,” explained Doug Godshall, President and Chief Executive Officer of HeartWare. “We are grateful for the strong leadership of our international customers and U.S. clinical investigators, who share our view about the potential role this new generation of mechanical circulatory assist device can play as a treatment for end-stage heart failure patients.”

As announced in November 2010, the ADVANCE study achieved its primary endpoint of establishing noninferiority between the investigational device and comparator arm of the study, which was derived from contemporaneous patients from the Interagency Registry for Mechanically Assisted Circulatory Support (INTERMACS) [p<0.0001]. Between August 2008 and February 2010, 140 patients at 30 hospitals in the United States received the HeartWare investigational device. The final implant in ADVANCE was performed in February 2010, and the last follow-up evaluation at 180-days was in August 2010. Through the CAP allotments granted by the FDA, an additional 125 patients have been implanted in the ADVANCE clinical study. HeartWare completed submission to the FDA of a premarket approval application (PMA) seeking approval of the HeartWare System for the bridge-to-transplant indication on December 28, 2011.
HeartWare® Ventricular Assist System
The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HVAD pump weighs approximately 5 ounces and displaces a volume of approximately 50 milliliters.
In 2009, HeartWare received CE Marking for the HeartWare System in the European Union, and in 2011 the TGA granted approval for the device in Australia. Today, more than 1,000 advanced heart failure patients globally have received the HVAD® pump.
In other clinical development for the HeartWare Ventricular Assist System, HeartWare is currently recruiting 50 U.S. sites for a 450-patient destination therapy study. Today, 41 sites are approved for participation in the study and more than 100 patients have been enrolled.
Investor Breakout Session and Webcast
Following conclusion of presentations during the week at ISHLT, HeartWare management will host an investor breakout session, which will be available via phone and audio webcast, at 7:00 pm Pacific on Friday, April 15, 2011. Management will be joined by Dr. Slaughter, as well as Professor Thomas Krabatsch, M.D, Ph.D., Department of Cardiothoracic and Vascular Surgery, Deutsches Herzzentrum Berlin.
The audio from the meeting will be available to the public via webcast through the Company’s website at (www.heartware.com) by selecting “ISHLT Investor Meeting” under the section titled “Corporate Presentations” on the home page. A replay of the audio webcast will be available through the above weblink shortly following completion of the investor meeting.
A live audio feed of the meeting may also be accessed via telephone by dialing 1-877-941-2068 five minutes prior to the scheduled start time and referencing “HeartWare.” For callers outside the United States, please dial +1-480-629-9712.
Dr. Slaughter’s presentation at ISHLT will be available through submissions by HeartWare to the SEC and Australian Securities Exchange.

About HeartWare International
HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare System in the European Union and TGA approval in Australia. The device is currently the subject of United States clinical trials for two indications: bridge-to-transplant under a continued access protocol and destination therapy. For additional information, please visit www.heartware.com.
The HeartWare® Ventricular Assist System is an investigational device in the United States and not yet available commercially in the U.S.
HeartWare International, Inc. is a member of the Russell 2000® and its securities are publicly traded on The NASDAQ Stock Market and the Australian Securities Exchange.
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the timing and progress of, and presentation of data related to, clinical trials, expected timing of FDA regulatory filings, FDA acceptance of our filings and research and development activities. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility the FDA does not accept our PMA application or approve the marketing of the HeartWare® Ventricular Assist System in the U.S., and those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We may update our risk factors from time to time in “Part II, Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q, Form 8-K, or other current reports, as filed with the Securities and Exchange Commission.
For further information:
Christopher Taylor
HeartWare International, Inc.
Email: ctaylor@heartwareinc.com
Phone: +1 508 739 0864
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